Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-33094) of the National Grid PLC of our report dated May 26, 2006 relating to the financial statements of the National Grid USA Companies’ Incentive Thrift Plan I which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 26, 2006